Exhibit 4.41

DATED 5 January 2021

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

LIBERTY GLOBAL B.V.

and

VODAFONE CZECH REPUBLIC A.S.

and

VODAFONE WEST GMBH

and

VODAFONE MAGYARORSZAG ZRT.

and

VODAFONE ROMANIA S.A.

SECOND AMENDMENT AGREEMENT

to the

TRANSITIONAL SERVICES

AGREEMENT DATED 31 JULY 2019

This Second Amendment Agreement (“this Amendment”) is made on  5 January 2020

PARTIES:

1.	LIBERTY GLOBAL B.V., whose registered office is at Boeing Avenue 53, 1119 PE Schiphol-Rijk, The Netherlands (registered in The Netherlands at the Commercial Registry with registration No. 34168993) (the “Service Provider”);

2.	VODAFONE CZECH REPUBLIC A.S. (the universal successor of UPC Ceska Republika s.r.o.), whose registered office is at náměstí Junkových 2808/2, Stodůlky 155 00 Praha 5, Czech Republic (registered in the Czech Republic with No. 25788001) (the “CZ Service Recipient”);

3.	VODAFONE WEST GMBH (formally known as Unitymedia GmbH), whose registered office is at Aachener Staße 746-750, 50933 Cologne, Germany (registered with the local court of Cologne with No. HRB 68501) (the “DE Service Recipient”);

4.	VODAFONE MAGYARORSZAG ZRT. (the universal successor of UPC Magyarorszag Kft.), whose registered office is at 1096 Budapest, Lechner Ödön fasor 6, Hungary (registered in Hungary with No. 01 10 044159) (the “HU Service Recipient”); and

5.	VODAFONE ROMANIA S.A. (the universal successor of UPC Romania S.A.), whose registered office is at 201 Barbu Vacarescu, 8th Floor, 2nd District, Bucharest, Romania (registered in Bucharest, Romania with No. J40/9852/19960 (the “RO Service Recipient”).

together the “parties” and individually a “party”.

RECITALS:

(A)	Pursuant to an agreement dated 31 July 2019 between Liberty Global B.V., UPC Ceska Republika s.r.o., Unitymedia GmbH, UPC Magyarorszag Kft., UPC Romania S.A., Liberty Global Plc and Vodafone Group Plc as amended on 17 July 2020 (the “TSA”) it was agreed that: (i) the Service Provider should provide, or procure the provision of, certain services to the Service Recipient Group and (ii) the parties should co-operate to achieve Migration and Integration in accordance with the terms of the TSA.

(B)	It is agreed that parties now wish to use this Amendment to make certain further changes to the TSA given that the parties have agreed:

(i)	in the Governance Committees that certain changes should be made to the Service Terms and to the Charges; and

(ii)	that certain other matters were not accurately recorded in the TSA.

THE PARTIES AGREE as follows:

1.	Interpretation and Definitions

1.1.	In this Amendment, unless otherwise specified in this Amendment or the context otherwise requires:

(A)	Terms defined in the TSA shall have corresponding meanings when used in this Amendment.

(B)	The principles of interpretation set out in clause 1.2 (Interpretation) of the TSA shall apply to this Amendment.

(C)	Reference to “this Amendment” shall include its Appendices.

(D)	Reference to an “Appendix” means an appendix to this Amendment.

1.2.	In this Amendment, the following capitalised terms shall have the following meanings:

“Amendment Effective Date” means 31 July 2019; and

“TSA” has the meaning given to it in Recital (A).

1.3.	If there is any conflict between the terms of this Amendment and the terms of the TSA, the terms of this Amendment shall prevail. For the avoidance of doubt, in the event of any conflict or inconsistency between the restated information set out in the appendices to this Amendment and the information in any Service Schedule, the restated Schedule 3 (Charges) shall prevail.

2.	Amendment and Restatement

2.1.	The following amendment and restatement shall take effect from the Amendment Effective Date (unless otherwise provided).

2.2.	In relation to the changes to certain Service Terms and to certain Charges, as ratified by the Governance Committees:

(A)	Schedule 3 (DE Charges) of the TSA shall be amended and restated in the form set out in Appendix 1, with the insertions shown in underlined text and deletions shown in strike through text to reflect the following agreed amendments to the German Services:

(i)	the Minimum Term, Notice Period and Maximum Term for IT Other Aspects (Schedule 3 - DE Schedule of Charges reference: A3.3.2) shall be amended to 36 months, 12 months and 48 months respectively to align with the corresponding terms of Part G (German IT Services) of Schedule 1;

(ii)	the B2B IT Platform Service (Schedule 3 - DE Schedule of Charges reference: B3) as originally described in the TSA shall no longer be provided in Development Mode and an amended B2B IT Platform Service (Schedule 3 - DE Schedule of Charges reference: B3.1) will be provided in Maintenance Mode only for a further 12 months (from 1 August 2020 to 31 July 2021) for an amended Service Charge of €[***] p.a. payable monthly in accordance with payment terms in clause 10 of TSA. In addition any Special Request or “small works” requested by the DE Service Recipient will be subject to additional charges to be agreed between the relevant Parties;

(iii)	the Minimum Term and Notice Period for B2B IT (Schedule 3 - DE Schedule of Charges reference: C6) shall be amended to 24 months and “N/A” respectively to align with the extension of the term of the ‘B2B IT Platforms (excl. Web)” Service per Service Extension Notice dated 28 February 2020 (as described in clause 2.3 below and Appendix 5);

(iv)	the Schedule reference, Minimum Term and Notice Period for B2B Aspects (Schedule 3 - DE Schedule of Charges reference: B6.4) shall be amended to B2B, 12 months and 6 months respectively to correct errors in the original version of the TSA;

(v)	the Minimum Term and Notice Period for Customer Experience (Schedule 3 - DE Schedule of Charges reference: C2) shall be amended to 24 months and “N/A” respectively to align with the extension of the term of the ‘Web for B2C & B2B” Service per Service Extension Notice dated 28 February 2020 (as described in clause 2.3 below and Appendix 5);

(B)	Schedule 3 (CZ Charges) of the TSA shall be amended and restated in the form set out in Appendix 2, with the insertions shown in underlined text and deletions shown in strike through text to reflect the following agreed amendments to the Czech Services:

(i)	the Maximum Term for Voices Aspects (Schedule 3 - CZ Schedule of Charges reference: A3.2.3) shall be amended to 48 months to correct errors in the original version of the TSA;

(ii)	the B2B Service as originally described in Schedule 1 Part I of the TSA shall be amended such that only the DDoS Protection Service will be provided from 31 July 2020 in Maintenance Mode for the Minimum Term, and the Maximum Term and Service Charges shall be amended pursuant to the amended Schedule 3 - CZ Schedule of Charges references: A3.2.4.1 and B6.7 set out in Appendix 2.

(iii)	the Minimum Term for Connectivity (Device Management) (Schedule 3 - CZ Schedule of Charges reference: B4.4) shall be amended to 36 months to correct errors in the original version of the TSA;

(iv)	the Minimum Term for Central IT Development components (Schedule 3 - CZ Schedule of Charges reference: B5) shall be amended to 36 months to correct errors in the original version of the TSA;

(v)	the Maximum Term for Voices Aspects (Schedule 3 - CZ Schedule of Charges reference: B6.3) shall be amended to 48 months to correct errors in the original version of the TSA;

(vi)	the Minimum Term, Notice Period and Maximum Term for Finance & Admin aspects (Schedule 3 - CZ Schedule of Charges reference: B6.6) shall be amended to 12 months, ‘N/A’ and 12 months respectively to reflect Project Bound Service term in the original version of the TSA;

(vii)	the Minimum Term for Customer Experience (Schedule 3 - CZ Schedule of Charges reference: C2) shall be amended to 24 months to correct errors in the original version of the TSA;

(viii)	the B2B IT Platform Service (Schedule 3 - CZ Schedule of Charges reference: B3) as originally described in the TSA shall no longer be provided in Development Mode and an amended B2B IT Platform Service (Schedule 3 - CZ Schedule of Charges reference: B3.1) will be provided in Maintenance Mode only for a further 12 months (from 1 August 2021 to 31 July 2022) for an amended Service Charge of €[***]m p.a. payable monthly in accordance with payment terms in clause 10 of TSA. In addition any Special Request or “small works” requested by the CZ Service Recipient be subject to additional charges to be agreed between the relevant Parties.

(C)	Schedule 3 (RO Charges) of the TSA shall be amended and restated in the form set out in Appendix 3, with the insertions shown in underlined text and deletions shown in strike through text to reflect the following agreed amendments to the Romanian Services:

(i)	the B2B Service as originally described in Schedule 1 Part I of the TSA shall amended such that only the DDoS Protection Service will be provided following the Amendment Effective Date in Maintenance Mode for the Minimum Term and the Maximum Term and Service Charges shall be amended pursuant to the amended Schedule 3 - RO Schedule of Charges references: A3.2.4.1 and B6.7, set out in Appendix 3.

(ii)	the Maximum Term for Aorta Aspects (Schedule 3 - RO Schedule of Charges reference: B4.5) shall be amended to 48 months to correct errors in the original version of the TSA;

(iii)	the Minimum Term for Central IT Development components (Schedule 3 - RO Schedule of Charges reference: B5) shall be amended to 36 months to correct errors in the original version of the TSA;

(iv)	the Finance & Admin Aspects service (Schedule 3 - RO Schedule of Charges references: B6.6 and new reference B6.6.1) shall be amended to reflect Term and Service Charges set out in Appendix 4 (RO Charges) and the Project Plan (in respect of the migration of historical EVO data) agreed between the relevant Parties, provided that: (i) where the Service Provider is solely responsible for any delay in achieving the agreed final delivery date specified in such a Project Plan, no charges shall be payable by the RO Service Recipient for the services required to complete the relevant parts of that Project Plan in the period from the agreed delivery date until final completion; and (ii) where the RO Service Recipient is solely responsible for any delay in achieving the agreed final delivery date specified in the Project Plan, the charges shall continue to be payable at the rate set out in such amended Schedule 3 in the period from the agreed delivery date until final completion. The obligations and responsibilities of the RO Service Receipt in respect of achieving the agreed final delivery date pursuant to such a Project Plan shall be deemed as Dependencies.

(D)	Schedule 3 (HU Charges) of the TSA shall be amended and restated in the form set out in Appendix 4, with the insertions shown in underlined text and deletions shown in strike through text to reflect the following agreed amendments to the Hungarian Services:

(i)	the Maximum Term for Voices Aspects (Schedule 3 - HU Schedule of Charges reference: A3.2.3 and B6.3) shall be amended to 48 months to correct errors in the original version of the TSA;

(ii)	the Maximum Term for Aorta Aspects (Schedule 3 - HU Schedule of Charges reference: B4.5) shall be amended to 48 months to correct errors in the original version of the TSA;

(iii)	the Minimum Term for Central IT Development components (Schedule 3 - HU Schedule of Charges reference: B5) shall be amended to 36 months to correct errors in the original version of the TSA;

(iv)	the Minimum Term for MVNO Aspects (Schedule 3 - HU Schedule of Charges reference: B6.5) and Mobile (Schedule 3 - HU Schedule of Charges reference: C4) shall be amended to 12 months to correct errors in the original version of the TSA;

(v)	the Finance & Admin Aspects service (Schedule 3 - HU Schedule of Charges references: B6.6 and new reference B6.6.1) shall be amend to reflect Term and Service Charges set out in Appendix 5 (HU Charges) and the Project Plan (in respect of the migration of historical EVO data) agreed between the relevant Parties, provided that: (i) where the Service Provider is solely responsible for any delay in achieving the agreed final delivery date specified in such Project Plan, no charges shall be payable by the HU Service Recipient for the services required to complete the relevant parts of that Project Plan in the period from the agreed delivery date until final completion; and (ii) where the HU Service Recipient is solely responsible for any delay in achieving the agreed final delivery date specified in the Project Plan in respect of such a service, the charges shall continue to be payable at the rate set out in such amended Schedule 3 in the period from the agreed delivery date until final completion. The obligations and responsibilities of the HU Service Receipt in respect of achieving the agreed final delivery date pursuant to such a Project Plan shall be deemed as Dependencies.

2.3.	In accordance with clause 4.5 (B) of the TSA the Relevant Service Recipients have requested the extensions to the Service Terms of certain of the Services as specified in the Service Extension Notices dated 28 February 2020 & 14 August 2020 attached as Appendix 5.

3.	Counterparts

3.1.	This Amendment may be executed in any number of counterparts, and by separate counterparts, but shall not be effective until each party has executed at least one counterpart. Each counterpart shall constitute an original of this Amendment, but all the counterparts shall together constitute but one and the same instrument. Delivery of a counterpart of this Agreement by e-mail attachment shall be an effective mode of delivery.

4.	Incorporation of Terms

4.1.	The provisions of clause 44 (choice of governing law) of the TSA shall apply mutatis mutandis to this Amendment (including that any reference to “this Agreement” in the incorporated terms shall be deemed as a reference to this Amendment).

SIGNATURE

This Amendment is signed by duly authorised representatives of the parties on the date first written above:

LIBERTY GLOBAL B.V.

Signed by	)	SIGNATURE:
for and on behalf of Liberty Global B.V.	)	/s/ Cherilyn Laban /s/ Leontine Smit
	)	NAME:	Cherilyn Laban / Leontine Smit

UNITYMEDIA WEST GMBH

Signature:	/s/ Stefan Rüter

Name:	Stefan Rüter

Title:	Head of Wholesale and Post Merger Integration

Signature:	/s/ Carsten Haake

Name:	Carsten Haake

Title:	Head of Supply Chain Management

VODAFONE CZECH REPUBLIC A.S.

Signature:	/s/ Jan Kouda /s/ Milan Kníže

Name:	Jan Klouda, Milan Kníže

Title:	Members of the Board of Directors

UPC MAGYARORSZÁG KFT as the legal predecessor of Vodafone Magyarország Zrt.

Signature:	/s/ Ahmed Eisayed

Name:	Ahmed Eisayed

Title:	Attorney Date: Budapest, 16 December 2020

In the presence of:

Witness’s signature:	/s/ Szalai Réka

Name (print):	Szalai Réka

Occupation:	Legal Director

Address:	[***]

Witness’s signature:	/s/ Tóth Ildikó

Name (print):	Tóth Ildikó

Occupation:	Paralegal

Address:	[***]

UPC ROMANIA S.A.

Signature:	/s/ Murielle Maria Christine Puglionisi ep. Lorilloux

Name:	Murielle Maria Christine Puglionisi ep. Lorilloux

Title:	Attorney

Signature:	/s/ Marius Corcoman-Tarcolea

Name:	Marius Corcoman-Tarcolea

Title:	Attorney